BYLAWS of WRAPMAIL, INC.

(A Florida corporation)

As Amended per January 17, 2011

ARTICLE I- OFFICES & REGISTERED AGENT

Section 1. Corporate Office. The location of the principal office of the Corporation in the State of Florida shall be 4 Las Olas Boulevard, Fort Lauderdale, Florida, 33301. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2. Registered Agent. The registered agent of the Corporation shall be the Rolv Heggenhougen, 1630 NE 5th Street, Fort Lauderdale, FL 33301.

ARTICLE II- MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of the Shareholders for the election of Directors shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may from time to time be fixed by the Board of Directors and as may be specified in the respective notices of meeting or duly executed waivers of notice.

Section 2. Annual Meetings. The annual meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect Directors by a majority vote and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Meeting. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat, no fewer than ten (10) days or more than sixty (60) days before the date fixed for the meeting. Notice of the time, place and purpose of any meeting of the shareholders may be waived in writing either before or after such meeting and will be waived by any shareholder by such shareholder’s attendance thereat in person or by proxy. Any shareholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 4. List of Shareholders. At least ten (10) days before every election of Directors, a complete list of all shareholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any shareholder for said ten days and shall be kept at the election during the whole time thereof, and be subject to the inspection of any shareholder who may be present.

Section 5. Record Date. The Board of Directors may fix a record date for determining the shareholders entitled to notice of, and to vote at, any meeting, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change of conversion or exchange of capital stock shall go into effect or the date in connection with obtaining the consent of shareholders for any purpose, which record date shall not exceed seventy (70) days preceding the date of meeting or other action listed above. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting or take or receive such other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after the fixing of such record date.

Section 6. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwire prescribed by statute or by the Articles of Incorporation, shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be designated in the notice of said meeting, upon call of the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors or holders representing not less than 10% of the number of votes entitled to be cast on any issue to be considered at a special meeting. Written notice of a special meeting of shareholders, stating the time and place thereof, shall be given to each shareholder entitled to vote thereat no fewer than ten (10) or more than sixty (60) days before the date fixed for such meeting.

Section 7. Voting at Meetings. The holders of record of stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast shall constitute a quorum at all meetings of shareholders except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes present or represented, in person or by proxy, entitled to be counted thereat if a quorum were present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally called. The foregoing notwithstanding, if a notice of any adjourned special meeting of the shareholders is sent to all shareholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the shareholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

Section 8. Voting of Shareholders. When a quorum is present at any meeting, action on a matter (other than the election of Directors) by the holders of stock entitled to vote thereon, present in person or represented by proxy, will be deemed approved if the votes cast favoring the matter exceed the votes cast opposing the matter, unless the matter is one upon which by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which cash such express provision shall govern and control the decision of such matter.

Section 9. Manner of Voting. Any vote on stock of the Corporation may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that the foregoing shall not be deemed to be exclusive, and a shareholder may vote on stock of the Corporation in any other manner prescribed by stature; provided further, however, that no proxy shall be voted on after eleven months from its date unless said proxy provides for a longer period. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 10. Voting Inspectors. The Board of Directors may appoint one or more persons as inspectors of election (“Inspectors”) to act at meetings of shareholders and make a written report thereof. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the shareholders, the presiding officer of any such meeting may appoint Inspectors at such meeting. Also, such Inspectors shall (A) ascertain the number of shares outstanding and the voting power of each; (B) determine the shares represented at such meeting and the validity of proxies and ballots; (C) count all votes and ballots; (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors; and (E) certify their determination of the number of shares represented at such meeting, and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist the Inspectors in the performance of the duties of the Inspectors. An Inspector need not be a shareholder of the Corporation and any officer, employee, or agent of the Corporation may be an Inspector on any question other than a vote for or against such person’s election to any position with the Corporation or on any other questions in which such officer, employee, or agent may be directly interested.

Section 11. Action by Consent of Shareholders.

(a)

Except as otherwise restricted by law or the Articles of Incorporation, upon the setting of a record date in accordance with these Bylaws, any action required or permitted to be taken at any annual or special meeting of the shareholders and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of any corporate action taken without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(b)

In order for the Corporation to determine the shareholders entitled to consent to any corporate action in writing without a meeting, the Board of Directors may fix a record date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution, fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Florida or its principal place of business to the attention of the Secretary of the Corporation. Delivery shall be by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)

Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated written consent was received in accordance with this Article II, Section 11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed.

Section 12. Business to be Conducted at Meetings. At an annual meeting of the shareholders, the nomination of persons for election to the Board of Directors or other business as shall have been properly brought before the meeting shall be conducted. At a special meeting of the shareholders, business other than the nomination or election of persons to the Board of Directors may be conducted is properly brought. To be properly brought before an annual or special meeting, business may be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors , (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. A shareholder’s notice shall be made to the Secretary and shall set forth as to each matter the shareholder proposed to bring before the meeting, (2) the name and address, as they appear on the Corporation’s book, of the shareholder proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (4) any material interest of the shareholder in such business, and (5) any other information that is required to be provided by the shareholder pursuant to applicable law. The presiding officer of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting, and, if he or she should so determine, such presiding officer shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

ARTICLE III- DIRECTORS

Section 1. General. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or y the Articles of Incorporation or by these Bylaws prohibited or required to be done by the shareholders.

Section 2. Number of Directors. Unless provided otherwise by the Articles of Incorporation, the number of members that shall comprise the Board of Directors of the Corporation shall be not less than one or more than five. The exact number of directors shall be determined from time to time, by a resolution duly adopted by the Board of Directors. The Directors shall be elected at the annual meeting of shareholders of the Corporation, to serve until their successors are duly elected and shall qualify (subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office).

Section 3. Vacancies. Except as otherwise required by these Bylaws, any vacancy in the Board of Directors that results from an increase in the authorized number of directors shall be filled only by vote of a majority of the authorized number of directors constituting the whole Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Shareholders shall have no right to fill, or take any action to fill, any vacancy in the Board of Directors. A director elected to fill a vacancy shall be elected of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

Section 4. Resignation. Any director may resign from the Board of Directors at any time by giving written notice thereof to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Meetings. The Directors of the Corporation, and any Committees formed thereby, may hold their meetings, both regular and special, either within or without the State of Florida.

Section 6. Notice of Regular Meetings. Regular meetings of the Board and any Committees thereof may be held without notice at such time and place shall from time to time be determined by the Board.

Section 7. Special Meetings. Special meetings of the Board and Committees thereof may be called by the Chairman of the Board, Chief Executive Officer or the President, or in the case of the Committees, by the Chair thereof, on at least two days’ notice to each Director, or in the case of the Committees, to the Directors serving on such committee, either personally or by mail, electronic communication, telephone, telegram or facsimile transmission. Meetings may be held at any time without notice if all the Directors or, in the case of the Committees, all of the Directors serving on such committee, are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

Section 8. Quorum.  At all meetings of the Board or any Committee thereof, a majority of the number of directors then in office or serving on such committee shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors or such Committee, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of Directors or any Committee thereof, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. Notice of the time any place of holding any adjourned. A meeting of the Board of Directors or any Committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

Section 9. Electronic Communication. Members of the Board of Directors or any Committee thereof may participate in any meeting of the Board of Directors or Committee through the use of conference telephone, videoconference or similar communications equipment so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Section 10. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees to consist of two (2) or more Directors as the Board may from time to time determine. The Committees designated by the Board, to the extent provided in  such resolution or resolutions or in the Articles of Incorporation or these Bylaws, by subject to any limitations imposed by statute, shall have any may exercise al the powers of the Board of Directors in the management of the business and the affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, but no Committee appointed by the Board shall have the power to fill vacancies in the said Committee; provided, however, that, in the absence or disqualification of any member of any Committee designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, subject, however, to the right of the Board of Directors to designate one or more alternate members of such Committee, which alternate members shall have power to serve, subject to such conditions as the Board may prescribe, as a member or members of said Committee during the absence or inability to act of any one or more members of said Committee. The Board of Directors shall have the power at any time to change the membership of any Committee designated by the Board, to fill vacancies in it, or to dissolve it. Any Committee designated by the Board of Directors may make rules for the conduct of its business and may appoint such Committees and assistants as it may from time to time deem necessary. A majority of the members of any Committee designated by the Board shall constitute a quorum. Unless otherwise ordered by the Board of Directors, each member of any Committee designated by the Board shall continue to be a member thereof until the expiration of his term of office as a Director (or, in the case of his re-election as a Director, until the expiration of his new term of office) or until such Director’s prior death, resignation, retirement, disqualification or removal by the Board. Meetings of any Committee designated by the Board of Directors shall behalf at the principal office of the Corporation in the State of Florida or at such other place or places within or without the State of Florida as shall be specified in the notice or waiver of notice of meeting or specified by resolution of the Board of any Committee designated by the Board. Such Committee or Committees shall have the name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11. Limitations on Powers of Committees. No Committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these Bylaws; nor, unless the resolutions establishing such Committee or the Articles of Incorporation expressly so provide, shall any Committee have the power or authority to declare a dividend, authorize the issuance of stock, adopt articles of merger, or fill vacancies in the Board of Directors.

Section 12. Minutes of Committee Meetings. Whenever requested by the Board of Directors, a Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 13. Compensation of Directors. Directors may, by resolution of the Board, receive compensation for acting as Directors, payable at such intervals as the Board shall fix, and/or expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

Section 14. Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board of Committee.

Section 15. Removal of Directors. At any special meeting of the shareholders, duly called as provided in these Bylaws, any Director or Directors may be removed with or without cause only if the number of votes cast by the holders of all the share of stock outstanding and entitled to vote for the election of Directors to remove the Director or Directors exceeds the number of votes cast not to remove such Director or Directors, and the remaining Directors may fill any vacancy or vacancies created by such removal.

Section 16. Indemnification of Directors and Officers. The Corporation shall indemnify Directors and officers of the Corporation to the fullest extent permitted under applicable law and as provided in the Articles of Incorporation.

ARTICLE IV- OFFICERS

Section 1. Officers to be Selected. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, President and/or Chief Executive Officer, Chief Financial Officer, and Secretary. The Board of directors may also choose a Chief Operating Officer, Vice Presidents (one or more who may be designated as Executive Vice Presidents or as Senior Vice Presidents or by other designations), a Treasurer, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, and the Board may appoint two persons to hold the same office. The Board may appoint other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2. Selection of Officers. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a President and/or Chief Executive Officer, a Chief Financial Officer and a Secretary, none of whom need be a member of the Board, except for the Chairman of the Board.

Section 3. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board shall be a director and shall, unless another person is designated by the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors and have general supervision of the management and policy of the Corporation. He or she shall also have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. In the event that two person shall serve as Co-Chairmen of the Board, each Co-Chairman shall have the full powers and authorities of the office and the duties described herein, but my delegate, at such Co-Chairman’s discretion, such duties to the other Co-Chairman.

Section 5. Chief Executive Officer or President (“CEO”). The CEO shall have the general and active management power and authority over the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform any and all other duties prescribed by the Board of Directors. In the absence of a resolution by the Board of Directors, the Chairman of the Board shall be the CEO. In the event the Chairman of the Board shall not be the CEO, then, in the absence of the Chairman of the Board, the CEO shall preside at all meetings of shareholders; have general supervision of the affairs of the Corporation; and sign or counter-sign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors. In the event that two persons shall serve as Co-CEO, each Co-CEO shall have the full powers and authorities of the office and the duties described herein, but may delegate, at such Co-CEO’s discretion, such duties to the other Co-CEO.

Section 6. Chief Financial Officer (“CFO”). The CFO, who may, but need not, be the Treasurer, shall keep and maintain adequate and correct books and records of accounts of the Corporation, and shall see that all moneys and other valuables of the Corporation are deposited in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the finds of the Corporation as directed by the CEO and the Board of Directors, shall render to the Chairman of the Board and the directors, whenever they request it, an account of all transactions in such officer’s official capacity and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 7. Chief Operating Officer (“COO”). The COO shall report to the CEO. The COO shall, under the direction of the CEO, exercise the powers and authority and perform all of the duties commonly incident to his or her office, and perform all such other duties and have such other powers as the Board of Directors may from time to time designate. In the absence of an appointment of a COO by the Board of Directors, the CEO shall perform the duties of the COO.

Section 8. Vice Presidents. The Vice Presidents shall perform such duties as the Chairman of the Board, the CEO, COO, or the Board of Directors may, from time to time, designate. In the absence or inability to perform of the Chairman of the Board, CEO, or COO, the Vice President (or if there is more than one Vice President, then the Executive Vice President, or if no Executive Vice President, the Senior Vice President) shall have all the powers and functions of the CEO.

Section 9. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the shareholders and Directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board, or CEO. The Secretary shall keep in safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it and attest to the same. The Assistance Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Chairman of the Board, the CEO, or the Board of Directors shall prescribe.

Section 10. Treasurer and Assistant Treasurer. The Treasurer shall perform all other duties commonly incident to the Treasurer’s office and shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, CEO or the CFO shall designate from time to time. At the request of the Treasurer, or in the Treasurer’s absence or disability, and Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 11. Bond of Treasurer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

ARTICLE V- INDEMNITY

Section 1. Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the Florida law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 1 of Article VI, a “director” or “officer” of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 2. Indemnification of Others. The Corporation shall, to the extent and in the manner permitted by the law of the State of Florida, indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 2 of Article VI, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation of another enterprise at the request of such predecessor corporation.

Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the laws of the State of Florida.

ARTICLE VI- NOTICE BY ELECTRONIC TRANSMISSION

Section 1. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Florida statutes, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the Florida statutes, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revokes if: (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (b) or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)

if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice and produced a receipt to the sender indicating that the facsimile transmission was successful;

(ii)

if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice and the sender has evidence that such transmission was successful;

(iii)

if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)

if by any other form of electronic transmission, when directed to the stockholder and evidence of successful transmission is obtained.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2. Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that create a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 3. Inapplicability. Notice by a form of electronic transmission shall not apply where such notice is prohibited.

ARTICLE VII- CERTIFICATED OF STOCK

Section 1. Requirements for Certificates. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe in accordance with the law. The certificates of stock shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board or the CEO and the Treasurer or the Secretary.

Section 2. Transfer Agents. The Board of Directors may appoint one of more transfer agents and one or more registrars, and may require all certificates of stock to bear the signatures or signatures of any of them. Where a certificate is signed by a transfer agent acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the CEO, Treasurer or Secretary of the Corporation may be facsimile.

Section 3. Signatories. In case any officer who has signed, or whose facsimile signature has been used on, any certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificates have been delivered by the Corporation, such certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificates or whose facsimile signature have been  used thereon have not ceased to be such officer of the Corporation.

Section 4. Transfer. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 5. Record Holder. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall express or other notice thereof, except as otherwise provided by the laws of Florida.

Section 6. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII- CORPORATION BOOKS

Section 1. All the books of the Corporation may be kept inside or outside of the State of Florida at such place or places as the Board of Directors may from time to time determine.

ARTICLE IX- GENERAL PROVISIONS

Section 1. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting thereof, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds in the Corporation available for dividends, such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Execution of Instruments. All checks, notes, drafts, bills of exchange, orders for the payment of money, bonds, debentures, obligations, bills of lading, commercial documents and other negotiable and/or non-negotiable instruments, contracts and format documents (other than certificates of stock) shall be signed by officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. The seal of the Corporation may be affixes to such instruments and papers requiring the same as shall have been duly signed and may be attested by the Secretary or by the Treasurer or by another officer.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors; otherwise it shall be a calendar year.

Section 5. Corporate Seal. The corporate seal shall have the inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Florida”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the CEO, the COO, or the CFO, authorized thereto in writing by the Chairman of the Board or the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to give, on behalf of the Corporation, a proxy to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and at any such meeting he or such proxy shall possess and may exercise, for the purpose of such meeting, any and all of the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE X- EMERGENCY BYLAWS

Section 1. This Article X shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot be readily convened (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles and the provisions of the Articles of Incorporation shall remain in effect during such emergency and upon termination of such emergency, the provisions of this Article X shall cease to be operative.

Section 2. During any emergency, a meeting of the Board of Directors, or any Committee thereof, may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers, as defined in Section 3 hereof, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. At any meeting of the Board of Directors, or any Committee thereof, called in accordance with Section 2 of this Article X, the presence or participation of two directors, one director and a Designated Officer, or two Designated Officers shall constitute a quorum for the transaction of business. The Board of Directors or the Committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Corporation in a numbered list (the “Designated Officers”) who shall be deemed, in the order in which they appear on such list, directors of the Corporation for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.

Section 4. At any meeting called in accordance with Section 2 of this Article X, the Board of Directors or the Committees thereof, as the case may be, may modify, amend or add to the provision of this Article X so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article X shall be liable except for willful misconduct.

Section 6. The provisions of this Article X shall be subject to repeal or change as provided by these Bylaws or by law, but no such repeal or change shall modify the provisions of Section 5 of this Article IX with regard to action taken prior to the time of such repeal or change.

ARTICLE XI- AMENDMENTS

Section 1. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the Corporation.